Exhibit 99.1

IMAC Welcomes Financial Industry Veteran Gerard M. Hayden, Jr. to Board of Directors

BRENTWOOD, Tenn, Feb. 12, 2020 (GLOBE NEWSWIRE) -- IMAC Holdings, Inc. (IMAC), a provider of innovative medical advancements and care specializing in regenerative rehabilitation orthopedic treatments without the use of surgery or opioids, today announced the appointment of Gerard M. Hayden, Jr. to its Board of Directors (the “Board”).

Mr. Hayden replaces outgoing board member, Dean Weiland. Mr. Hayden brings to the Board more than 35 years of success providing financial management and counsel to a variety of organizations, primarily healthcare companies. Most recently he served as Senior Vice President, Chief Financial Officer of HealthStream, Inc. (HSTM). He has held financial leadership positions in healthcare payor, service, provider and technology companies during his career and has extensive experience in business development and mergers and acquisitions (“M&A”), having engaged in more than 100 M&A transactions of various structures and sizes in both public and private settings. He received a Master of Science degree in Accounting from Northeastern University and a Bachelor of Arts in Government and International Studies from the University of Notre Dame.

“Gerry’s nearly ten years of experience as Chief Financial Officer of a Nasdaq-listed company should be helpful as IMAC builds broader awareness with Wall Street. We welcome Gerry to IMAC’s board and look forward to his counsel as we continue to grow IMAC into a nationally recognized regenerative rehabilitation center,” said Jeff Ervin, Chief Executive Officer of IMAC. “In the meantime, we must thank Dean Weiland for his support and direction while fulfilling his annual commitment to serve on our Board during IMAC’s first year as a public company.”

“IMAC has tremendous potential to become an industry leader in regenerative rehabilitation for movement conditions, utilizing both the individual centers and the development of the company’s proprietary initiatives for opioid-free pain management. I look forward to collaborating with the rest of the Board, as well as Jeff and the IMAC management team to maximize the company’s growth and ensure a strategy for success,” added Mr. Hayden.

About IMAC Holdings, Inc.

IMAC Holdings was created in March 2015 to expand on the footprint of the original IMAC Regeneration Center, which opened in Kentucky in August 2000. IMAC Regeneration Centers combine life science advancements with traditional medical care for movement restricting diseases and conditions. It owns or manages 14 outpatient clinics that provide regenerative, orthopedic and minimally invasive procedures and therapies. It has partnered with several active and former professional athletes, opening Ozzie Smith IMAC Regeneration Centers in Missouri, David Price IMAC Regeneration Centers in Tennessee, Mike Ditka IMAC Regeneration Centers in the Chicago market, and a Tony Delk IMAC Regeneration Center in Lexington, Kentucky. IMAC’s outpatient medical clinics emphasize its focus around treating sports and orthopedic injuries without surgery or opioids.

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Safe Harbor Statement

This press release contains forward-looking statements. These forward-looking statements, and terms such as “anticipate,” “expect,” “believe,” “may,” “will,” “should” or other comparable terms, are based largely on IMAC’s expectations and are subject to a number of risks and uncertainties, certain of which are beyond IMAC’s control. Actual results could differ materially from these forward-looking statements as a result of, among other factors, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the skills and experience necessary to meet customers’ requirements, and its ability to protect its intellectual property. IMAC encourages you to review other factors that may affect its future results in its registration statement and in its other filings with the Securities and Exchange Commission. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this press release will in fact occur. More information about IMAC Holdings, Inc. is available at www.imacregeneration.com IMAC

Press Contact:

Laura Fristoe

lfristoe@imacrc.com

Investors

Bret Shapiro

(516) 222-2560

brets@coreir.com

Source: IMAC Holdings, Inc.